Exhibit 99.2

EDGEROCK TECHNOLOGIES, LLC
FINANCIAL STATEMENTS
SEPTEMBER 30, 2015
(Unaudited)

EDGEROCK TECHNOLOGIES, LLC

TABLE OF CONTENTS

Page No.
FINANCIAL STATEMENTS (Unaudited)

Balance Sheets - September 30, 2015 and December 31, 2014	1 - 2

Statements of Income - nine months ended September 30, 2015 and 2014	3

Statements of Comprehensive Income - nine months ended September 30, 2015 and 2014	4

Statements of Cash Flows - nine months ended September 30, 2015 and 2014	5

Notes to Financial Statements	6 - 16

SUPPLEMENTARY INFORMATION (Unaudited)

Schedule I - Operating Expenses - nine months ended September 30, 2015 and 2014	17

EDGEROCK TECHNOLOGIES, LLC
BALANCE SHEETS
(Unaudited)

	September 30, 2015	December 31, 2014

Assets

Current Assets
Cash	$413,560	$823,411
Accounts receivable	10,658,160	6,526,320
Member advances	240,574	—
Note receivable, related party	9,887,387	—
Accrued interest on note receivable, related party	641,477	—
Prepaid expenses	187,409	228,185
Canadian withholding receivable	14,167	25,972

Total Current Assets	22,042,734	7,603,888

Property and Equipment
Office equipment	685,956	1,065,126
Leasehold improvements	9,340	9,340
	695,296	1,074,466
Accumulated depreciation	332,776	483,902

Net Property and Equipment	362,520	590,564

Other Assets
Member advances	—	160,686
Intangible assets	26,695	26,695
Note receivable, related party	—	9,887,387
Accrued interest on note receivable, related party	—	271,715
Security deposits	22,968	22,968

Total Other Assets	49,663	10,369,451

Total Assets	$22,454,917	$18,563,903

See accompanying notes

EDGEROCK TECHNOLOGIES, LLC
BALANCE SHEETS
(Unaudited)

	September 30, 2015	December 31, 2014

Liabilities and Members' Equity

Current Liabilities
Line of credit	$4,950,000	$2,300,000
Current maturities of long-term debt	3,975,149	1,103,824
Accounts payable	3,017,194	2,424,774
Accrued expenses	770,632	419,216
Obligation under interest rate swap	45,800	—
Credit cards payable	28,351	32,471
Sales tax payable	22,914	9,429
Employee flexible spending plan withholding liability	18,653	18,256

Total Current Liabilities	12,828,693	6,307,970

Long-Tern Liabilities
Long-term debt	—	3,699,193
Obligation under interest rate swap	—	27,834

Total Long-Term Liabilities	—	3,727,027

Total Liabilities	12,828,693	10,034,997

Members' Equity
Members' equity	9,672,024	8,556,740
Accumulated other comprehensive loss	(45,800)	(27,834)

Net Members' Equity	9,626,224	8,528,906

Total Liabilities and Members' Equity	$22,454,917	$18,563,903

See accompanying notes

EDGEROCK TECHNOLOGIES, LLC
STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(Unaudited)

	2015	%	2014	%

Revenue	$34,048,337	100.0	$33,471,364	100.0

Operating Expenses	31,984,052	93.9	30,994,478	92.6

Operating Income	2,064,285	6.1	2,476,886	7.4

Other Income (Expense)
Sublease rental income	604,412	1.8	465,939	1.4
Interest income	374,650	1.1	159,238	0.5
Gain on sale of office equipment	125,506	0.4	—	—
State tax expense	(78,326)	(0.2)	(68,377)	(0.2)
Interest expense	(192,242)	(0.6)	(104,094)	(0.3)

Net Other Income	834,000	2.5	452,706	1.4

Net Income	$2,898,285	8.6	$2,929,592	8.8

See accompanying notes

EDGEROCK TECHNOLOGIES, LLC
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(Unaudited)

	2015	%	2014	%

Net Income	$2,898,285	8.6	$2,929,592	8.8

Other Comprehensive Income (Loss)
Change in fair value
of interest rate swap	(55,496)	(0.2)	(29,197)	(0.1)

Reclassification of payments made
on interest rate swap to net income	37,530	0.1	15,280	—

Net Comprehensive Income	$2,880,319	8.5	$2,915,675	8.7

See accompanying notes

EDGEROCK TECHNOLOGIES, LLC
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(Unaudited)

	2015	2014

Cash Flows from Operating Activities
Net income	$2,898,285	$2,929,592
Adjustments to reconcile net income to net cash
provided by (used for) operating activities:
Depreciation	126,383	139,084
Bad debts	44,100	48,825
Gain on sale of office equipment	(125,506)	—
Interest income on note receivable, related party	(369,762)	(158,295)
Interest income on member advances	(4,888)	—
Changes in assets and liabilities:
Accounts receivable	(4,175,940)	680,663
Prepaid expenses	40,776	100,030
Canadian withholding receivable	11,805	33,066
Security deposits	—	(2,788)
Accounts payable	592,420	1,155,359
Accrued expenses	351,416	98,848
Credit cards payable	(4,120)	24,678
Sales tax payable	13,485	2,285
Employee flexible spending plan withholding liability	397	(28,229)

Net Cash Provided by (Used for) Operating Activities	(601,149)	5,023,118

Cash Flows from Investing Activities
Proceeds from sale of office equipment	236,855	—
Acquisition of property and equipment	(9,688)	(351,634)

Net Cash Provided by (Used for) Investing Activities	227,167	(351,634)

Cash Flows from Financing Activities
Member advances	(75,000)	(68,123)
Note receivable, related party	—	(7,500,000)
Proceeds from line of credit, net	2,650,000	1,450,000
Proceeds from long-term debt	—	5,000,000
Payments on long-term debt	(827,868)	(327,868)
Members' distributions	(1,783,001)	(1,097,968)

Net Cash Used for Financing Activities	(35,869)	(2,543,959)

Net Change in Cash	(409,851)	2,127,525

Cash - Beginning of Period	823,411	200,858

Cash - End of Period	$413,560	$2,328,383

See accompanying notes

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Edgerock Technologies, LLC (“the Company”) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company, which has locations in Boston, Massachusetts, Tampa, Florida, and Phoenix, Arizona, is engaged in providing technological solutions and staff augmentation services to commercial users throughout the country.

Cash and Cash Equivalents

The Company places its cash with high credit quality financial institutions. Amounts over $250,000 per depositor are in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits. As of September 30, 2015 and December 31, 2014, the Company had $215,551 and $691,666 above the FDIC limit, respectively. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company accounts for receivables by adjusting the outstanding principal through charge-offs and an allowance for doubtful accounts. In estimating the allowance for doubtful accounts, management considers several factors relating to collectability of its receivables, including past payment histories, historical charge-offs and its contractual rights. At September 30, 2015 and December 31, 2014, management has established an allowance for doubtful accounts in the amount of $104,778 and $90,863, respectively. The Company does not have any trade receivables classified as “held for sale” and does not charge interest on over-due accounts. Trade receivables are written-off when management determines that further collection efforts will not result in any material recoveries. Accounts are considered past due on an individual basis according to specific contract or sales terms.

At September 30, 2015, the Company had billed receivable of $10,177,582 and unbilled receivables of $585,356. Unbilled receivables represent services performed from September 27, 2015 through September 30, 2015 to be billed subsequent to September 30, 2015.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Property and Equipment

Property and equipment are stated at cost. It is the Company's policy to capitalize all items which management estimates to have a useful life of more than one year and was acquired or produced for a cost of $500 or more. Costs for repairs and maintenance are expensed as incurred. Depreciation for office equipment is provided using the straight-line method over the estimated useful lives of the assets. Depreciation for leasehold improvements is provided using the straight-line method over the term of the lease.

Intangible Assets

Intangible assets consist of website development costs. The Company does not amortize the website development costs but performs an impairment test annually or earlier if indicators of potential impairment exist. As of September 30, 2015 and December 31, 2014, the Company has found no impairment.

Advertising

The Company expenses its advertising costs as incurred. Total advertising expense for the nine months ended September 30, 2015 and 2014 were $36,645 and $30,638, respectively.

Income Taxes

Edgerock Technologies, LLC is treated as a partnership under the provisions of the federal tax code. The Company reports its income on the cash basis for federal income tax purposes. The members report their proportionate shares of taxable income or loss on their individual income tax returns. The Company is required to file tax returns in various states that can assess tax at the partnership level. Deferred income taxes have not been recorded as the balance is deemed immaterial to the financial statements.

Governing authorities generally can operate with a three year statute of limitations to examine previously filed income tax returns.  The Company has filed its’ income tax returns timely, and management believes any potential change due to audit would not have a material effect on the financial statements.

The Company provides services in Canada which requires them to withhold Goods and Services Tax (GST Tax). The tax is collected from certain customers and remitted to the Canadian government in full on a quarterly basis. The Company's accounting policy is to exclude the tax from both revenue and operating expenses.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Derivative Instruments

The Company uses derivatives to manage risks related to interest rate movements. Interest rate swap contracts designated and qualifying as cash flow hedges are reported at fair value. The gain or loss on the effective portion of the hedge initially is included as a component of other comprehensive income (loss) and is subsequently reclassified into earnings when interest on the related debt is paid. The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge. The Company’s interest rate risk management strategy is to stabilize cash flow requirements by maintaining an interest rate swap contract to convert variable-rate debt to a fixed rate (NOTE 4). Due to the volatility of interest rates, the estimated net amount of the existing losses at September 30, 2015 that is expected to be reclassified into earning in 2016 cannot be determined. The instrument was settled on October 6, 2015.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The critical accounting policies that require management’s most significant estimates and judgments include the assessment of recoverability of receivables and the useful lives of property and equipment. Actual results could differ from those estimates.

Subsequent Events

Management has evaluated the effect of subsequent events through November 10, 2015, which is the date the financial statements were available to be issued.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - INTANGIBLE ASSETS

At September 30, 2015 and December 31, 2014, intangible assets consisted of the following:

	September 30, 2015		December 31, 2014
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Website development costs	$26,695	$—	$26,695	$—

Aggregate Amortization Expense:

For the period ended September 30, 2014		$—

For the period ended September 30, 2015		$—

Estimated Amortization Expense:

The Company does not expect any additional amortization expense on these intangible assets.

NOTE 3 - LINE OF CREDIT

The Company has available a $7,000,000 Revolving Line of Credit. Borrowings under the Revolving Line of Credit are limited to 80% of eligible accounts receivable balances with $262,557 available to be used for letters of credit. As of September 30, 2015 and December 31, 2014, the balance outstanding on this line of credit totaled $4,950,000 and $2,300,000, respectively. Borrowings bear interest at a variable rate equal to the thirty day LIBOR Advantage rate plus 2.125% (2.321% and 2.289% at September 30, 2015 and December 31, 2014, respectively). The line is subject to certain financial covenants. The line matures December 29, 2015 and is collateralized by all Company assets. The line balance was fully repaid on October 6, 2015.

At September 30, 2015 and December 31, 2014, the Company had outstanding letters of credit in the amount of $121,231, related to the third floor and eleventh floor, which represent security deposits related to operating leases signed for the Boston office.

The Company may utilize up to $500,000 of its borrowings under the Revolving Line of Credit to fund the operations of Momentum Equity Partners, LLC, an entity related by common ownership. During the nine months ended September 30, 2015 and the year ended December 31, 2014, the bank has allowed additional borrowings plus accrued interest over and above this amount, bringing total borrowings for Momentum Equity Partners, LLC to $10,528,864 and $10,159,103, respectively.

The credit facilities from Citizens Bank also include a $100,000 Unsecured Credit Card.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - LONG-TERM DEBT

The Citizens Bank note with a balance of $3,750,000 and $4,500,000 at September 30, 2015 and December 31, 2014, respectively, bears interest at LIBOR plus 2.65%. However, Edgerock Technologies, LLC entered into an interest rate swap contract that effectively converts the interest rate on the note to a fixed rate of 3.99%. Under the swap contract, Edgerock Technologies, LLC pays interest at LIBOR plus 2.65% and pays or receives interest at the difference between the variable rate (LIBOR plus 2.65%) and the fixed rate of 3.99%. Payments are included in interest expense. The notional amount under the swap decreases as principal payments are made on the note so that the notional amount equals the principal outstanding under the note. The swap is designed to hedge the risk of changes in interest payments on the note caused by changes in LIBOR.

The swap was issued at market terms so that it had no fair value at its inception. The carrying amount of the swap has been adjusted to its fair value at the end of each period which, because of changes in the levels of LIBOR, resulted in reporting a liability for the fair value of the future net payments forecasted under the swap. The liability is classified as current at September 30, 2015, since management intends to settle it within the next year. The liability is classified as non-current at December 31, 2014, since management does not intend to settle it during 2015. Since the critical terms of the swap and the note are the same, the swap is assumed to be completely effective as a hedge, and none of the change in its fair value is included in net income. Accordingly, all of the adjustment of the swap’s carrying amount is reported as other comprehensive income (loss).

Long-term debt consists of the following:

	September 30, 2015	December 31, 2014

Note payable - Citizens Bank, used for the purchase of office equipment. This note is payable in monthly principal payments of $6,152 plus interest at 3.8% and is secured by all business assets of the Company. The note was paid in full on October 6, 2015.	$147,649	$203,017

Note payable - Citizens Bank, used for the purchase of office equipment. This note is payable in monthly principal payments of $2,500 plus interest at 3.5% and is secured by all business assets of the Company. The note was paid in full on October 6, 2015.	77,500	100,000

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - LONG-TERM DEBT (Cont.)

Long-term debt consists of the following (Cont.):

	September 30, 2015	December 31, 2014

Note payable - Citizens Bank, proceeds were loaned to a related party. This note is payable in quarterly principal payments of $250,000 plus monthly interest at LIBOR plus 2.65% (2.846% and 2.819% at September 30, 2015 and December 31, 2014, respectively) and is secured by all business assets of the Company. The note was paid in full on October 6, 2015.	3,750,000	4,500,000
	3,975,149	4,803,017
Less current maturities	3,975,149	1,103,824

Long-term debt	$—	$3,699,193

Approximate annual future maturity of long-term debt at September 30, 2015 is as follows:

2016	3,975,149

NOTE 5 - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Trade Receivables

At September 30, 2015, $1,460,421, or 14%, of the Company’s trade accounts receivable balance was due from one customer. At December 31, 2014, no customer accounted for 10% of the Company's trade accounts receivable.

Revenue

During the nine months ended September 30, 2015 and 2014, $4,738,021 and $3,601,357, or 14% and 11%, respectively of the Company's revenue was from one customer.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 - RETIREMENT PLAN

The Company maintains a 401(k) Profit Sharing Plan for eligible employees. Under the provisions of the plan, the Company may make voluntary contributions at its sole discretion. There were no employer contributions to the plan for the nine months ended September 30, 2015 and 2014.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2015, the Company has advanced funds to three members totaling $240,574. During the year ended December 31, 2014, the Company has advanced funds to three members totaling $160,686. These amounts include accrued interest. The advances bear interest at 3.3%. Interest income of $4,888 and $943 has been included in the Statements of Income for the nine months ended September 30, 2015 and 2014, respectively.

Balance due from the related party reported on the balance sheets consists of the following at September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Note receivable, related party:
Note receivable, Momentum Equity Partners, LLC, $10,000,000 of borrowing ability subject to approval from Edgerock Technologies, LLC's bank, secured by Company shares, with interest equal to Edgerock Technologies, LLC's periodic borrowing rate. The note was paid in full on October 6, 2015.	$9,887,387	$9,887,387

Note receivable, Momentum Equity Partners, LLC, bears interest at 5% and 3.3% for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively. Accrued interest receivable totaled $641,477 and $271,715 at September 30, 2015 and December 31, 2014, respectively. Per the promissory note amendment dated November 1, 2014, interest on the note shall no longer be payable quarterly but instead will accrue and become payable on January 31, 2019. The accrued interest receivable of $641,477 was paid in full on October 6, 2015. Interest income of $369,762 and $158,295 has been included in the Statements of Income for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 8 - OPERATING LEASES

The Company leases office space in Florida, Arizona, and Massachusetts under separate operating leases. Lease terms expire at various dates through August 31, 2019.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 - OPERATING LEASES (Cont.)

Rent expense for the nine months ended September 30, 2015 and 2014 totaled $995,937 and $758,446, respectively. The Company subleases a portion of its Boston office with some related entities. The total sublease income received for the nine months ended September 30, 2015 and 2014 was $604,412 and $465,939, respectively.

The following is a schedule of approximate future minimum rental payments under these leases as of September 30, 2015:

2016	$1,275,000
2017	1,279,000
2018	846,000
2019	549,000

$3,949,000

The following is a schedule of future minimum sublease income as of September 30, 2015:

2016	$749,000
2017	769,000
2018	579,000
2019	165,000

$2,262,000

NOTE 9 - SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF CASH
FLOWS

During the nine months ended September 30, 2015 and 2014, cash paid for interest and income taxes were as follows:

	2015	2014

Interest	$192,242	$104,094

Income taxes	$—	$—

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 - FAIR VALUE MEASUREMENTS

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described below:

Basis of Fair Value Measurement

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The valuation methodology used for liabilities measured at fair value using an estimate of the net present value of the expected cash flows from the instrument using relevant mid-market data inputs as defined in the swap agreement (NOTE 4) under the assumption of no unusual market conditions or forced liquidation. There have been no changes in the methodologies used at September 30, 2015 and December 31, 2014.

The preceding method may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, although the Company believes its valuation method is appropriate and consistent with other market participants, the use of a different methodology or assumption to determine fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table presents by level, within the fair value hierarchy, the obligation under interest rate swap (NOTE 4) at fair value as of September 30, 2015 and December 31, 2014. As required by accounting standards, investment assets and liabilities are classified in their entirety based upon the lowest level of input that is significant to the fair value measurement.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 - FAIR VALUE MEASUREMENTS (Cont.)

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	9/30/2015	(Level 1)	(Level 2)	(Level 3)

Obligation under
interest rate swap	$45,800	$—	$45,800	$—

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	12/31/2014	(Level 1)	(Level 2)	(Level 3)

Obligation under
interest rate swap	$27,834	$—	$27,834	$—

NOTE 11 - LITIGATION

During the ordinary course of business the Company may be subject to litigation. During the nine months ended September 30, 2015, the Company entered into a settlement to close an open case against it totaling $25,000. The Company recorded the expense and the liability in its December 31, 2014 financial statements.

NOTE 12 - SUBSEQUENT EVENT

On October 6, 2015, the Company's members sold their ownership interest to a publicly traded corporation. Total transaction consideration at closing was approximately $31 million in cash, subject to certain standard working capital adjustments. The acquirer will pay up to an additional $4 million of cash consideration contingent on future operating performance.

Member advances of $240,574 including accrued interest were paid in full on October 6, 2015.

The note receivable, related party of $9,887,387 along with accrued interest of $641,477 was paid in full on October 6, 2015.

The line of credit of $4,950,000 was paid in full on October 6, 2015.

EDGEROCK TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 - SUBSEQUENT EVENT (Cont.)

The current maturities of long-term debt of $3,975,149 were paid in full on October 6, 2015.

The obligation under interest rate swap of $45,800 was paid in full on October 6, 2015.

SUPPLEMENTARY INFORMATION

EDGEROCK TECHNOLOGIES, LLC
SCHEDULE I - OPERATING EXPENSES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(Unaudited)

	2015	%	2014	%

Consultant costs, including payroll	$24,049,464	70.6	$23,769,913	71.0
Other operating expenses	7,934,588	23.3	7,224,565	21.6

	$31,984,052	93.9	$30,994,478	92.6